QUOTA SHARE RETROCESSION AGREEMENT

This Agreement is made and entered into by and between AMERICAN HALLMARK INSURANCE COMPANY OF TEXAS, Dallas, Texas (hereinafter called the "Company") and the Reinsurer specifically identified on the signature page of this Agreement (hereinafter called the "Reinsurer").

                                    ARTICLE 1
BUSINESS REINSURED
This Agreement is to share with the Reinsurer the interests and liabilities of the Company under all Policies classified by the Company as Private Passenger Automobile Business (including Motorist Bodily Injury and Property Damage, Physical Damage, Uninsured/Underinsured Motorist Bodily Injury and Property Damage and Personal Injury Protection) written or renewed by or through American Hallmark General Agency, Inc., Dallas, Texas for and on behalf of State and County Mutual Insurance Company, Ft. Worth, Texas (hereinafter called the "Issuing Carrier") and assumed by the Company as reinsurance from the Issuing Carrier, during the term of this Agreement, subject to the terms and conditions herein contained.

It is understood that the business reinsured under this Agreement is deemed to include coverages extended for non-resident drivers under the Motor Vehicle Financial Responsibility Law or the Motor Vehicle Compulsory Insurance Law, or any similar law of any state or province, following the provisions of the Issuing Carrier's Policies when they include or are deemed to include so called "out of state insurance" provisions.


                                    ARTICLE 2
COVER
The Company will cede, and the Reinsurer will accept as reinsurance, a 75% share of all business reinsured hereunder.


                                    ARTICLE 3
COMMENCEMENT AND TERMINATION
This Agreement shall become effective at 12:01 a.m., Central Standard Time, July 1, 1996, and shall remain in full force and effect until terminated as provided in the following paragraph.

Either the Company or the Reinsurer shall have the right to terminate this Agreement as of 12:01 a.m., Central Standard Time, any January 1 or July 1, by giving 90 days' prior notice in writing via either Certified or Registered Mail, return receipt requested.

In the event of termination of this Agreement, the Reinsurer will continue to cover all Policies coming within the scope of this Agreement, including those written or renewed during the period of notice, until the natural expiration or anniversary of such Policies, whichever occurs first, but in no event longer than 12 months from the date of termination.

However, in the event that any Policy is required by law or regulation to be continued in force, the Reinsurer will continue to remain liable with respect to each such Policy until the Issuing Carrier may legally cancel, non-renew or otherwise eliminate liability under such Policy or Policies. This provision will include but is not limited to Policies which must be issued or renewed because a producing agent, broker or managing general agent cannot be canceled or has not been timely canceled, until the expiration date of such Policies.

Upon termination, the Company, at its option, may elect to terminate the Reinsurer's liability for all losses occurring subsequent to termination.

The Reinsurer will return to the Company a portfolio representing the unearned premium reserve under this Agreement appropriate to the mode of termination.

                                    ARTICLE 4
TERRITORY
This Agreement will cover wherever the Issuing Carrier's Policies cover.

                                    ARTICLE 5
WARRANTY
It is warranted for purposes of this Agreement that the maximum Policy limits for which American Hallmark General Agency, Inc. shall have the authorization to bind the Issuing Carrier for business ceded hereunder shall be as follows or so deemed:

A.   Bodily Injury, per person/per accident                 $20,014/$40,014

B.   Property Damage, per accident                          $15,014

C.   Physical Damage                                        Actual   Cash  Value
                                                            (ACV) not  to exceed
                                                            $40,014 per vehicle

D.   Personal Injury Protection, per person/per accident    $2,514

E.   Uninsured/Underinsured Motorist Bodily Injury,
     per person/per accident                                $20,014/$40,014

F.   Uninsured/Underinsured Motorist Property Damage,
     per accident                                           $15,014

In the event of a statutory increase in limits by the State of Texas, or travel by an insured to a state with greater statutory requirements, the maximum Policy limits shall be increased to statutory limits in effect.

                                    ARTICLE 6
EXCLUSIONS
This Agreement does not cover:

A. All business not specifically described in the BUSINESS REINSURED ARTICLE of this Agreement.

B.   Garagekeepers legal liability.

C.   Vendors single interest.

D.   Vehicles principally used as ambulances, fire and police units.

E.   Commercial vehicles rated as such, and all automobile fleets.

F.   Mobile homes.

G.   Automobile dealers.

H. War risks as excluded in the attached North American War Exclusion Clause (Reinsurance) No. 08-45.

I. Business excluded by the attached Nuclear Incident Exclusion Clauses - Liability - Reinsurance - U.S.A., No. 08-31.1 and Canada, No. 08-32.1.

J. Business excluded by the attached Nuclear Incident Exclusion Clauses - Physical Damage - Reinsurance - U.S.A., No. 08-33 and Canada No. 08-34.2.

K. Assumed reinsurance, except for reinsurance assumed by the Company from State and County Mutual Insurance Company.

L.   Vehicles used in racing or speed events.

M.   Taxis, limos, buses and livery.

N. Pools, Associations and Syndicates, except losses from Assigned Risk Plans or similar styled plans/pools are not excluded.

O. Loss or damage or costs or expenses arising from seepage and/or pollution and/or contamination, other than contamination from smoke damage. Nevertheless, this exclusion does not preclude any payment of the cost of the removal of debris of property damaged by a loss otherwise covered hereunder, but subject always to a limit of 25% of the Company's Property Business loss under the original Policy.

Should the Issuing Carrier be assigned a risk under an Assigned Risk Plan, or similar mandatory plan, which is otherwise excluded by the foregoing exclusions list, the Reinsurer will waive such exclusions (other than exclusions H., I. and J.) in respect of such assigned risks.

Errors and omissions notwithstanding, if without the knowledge and contrary to the instructions of its supervisory personnel, the Issuing Carrier is bound on a risk specifically excluded hereunder, other than exclusions H., I., and J., or by an existing insured extending its operations, such reinsurance as would have been afforded but for the exclusion shall apply for a period of 30 days following receipt of said underwriting personnel of knowledge thereof.

                                    ARTICLE 7
ACCOUNTS AND REMITTANCES
A. Within 60 days following the end of each month, the Company will render a net account to the Reinsurer for the current Agreement Year. Prior Agreement Years having activity during the month will be accounted for separately in a similar manner. Such account will contain the following:

     1. Net written premium accounted for during the period, being the gross written premium (including 75% of 50% of the Company's Policy fees) less returns and cancellations; less

     2.   The ceding commission as provided for in this Agreement; less

     3. Loss and loss expense paid on losses occurring during the current Agreement Year; plus

     4. Subrogation, salvage, or other recoveries on losses occurring during the current Agreement Year.

     Within 60 days following the end of the month the debtor party will remit to the creditor party any balance due.

     This  account  will  also  bear   a  notation  advising  of  the  following
     information, separately for each Agreement Year:

     1.   Outstanding loss and loss expense reserve at the end of the period.

     2.   The unearned premium reserve at the end of the month.

     3. Should loss attributable to an ISO catastrophe(s) be involved, the account should bear a notation showing the ISO number(s) and the paid loss and loss expense and the outstanding loss and loss expenses applicable.

B. Within 60 days following the end of each Agreement Year, the Company shall furnish to the Reinsurer for the Agreement Year any other information which the Reinsurer may require for its Annual Convention Statement which may be reasonably available to the Company.

                                    ARTICLE 8
CEDING COMMISSION
The Reinsurer will allow the Company a provisional ceding commission of 30.0% of the written premiums ceded (including 75% of 50% of the Company's Policy fees) hereunder. Return commission shall be allowed on return premiums at the same rate.

                                    ARTICLE 9
COMMISSION ADJUSTMENT
A. 1. The final ceding commission shall be determined by the loss experience under this Agreement for each period comprising three consecutive Agreement Years or lesser period should the Agreement be terminated prior to the end of a three Agreement Year period. There shall be provisional adjustments and a final adjustment for each period, all in accordance with the other paragraphs of this Article.

     2. Within 60 days following the end of each Agreement Year within each three Agreement Year period, the Company will calculate an adjusted ceding commission for the portion of the three Agreement Year period then expired based on premiums earned and losses incurred. The ceding commission paid to that date, whether provisional or prior adjustment, shall be adjusted between the parties as appropriate. At the end of each three Agreement Year period, adjustments will continue to be made annually until all losses have been paid or closed, at which time the ceding commission will become final.

     3. Premium earned for the period shall mean all written premium ceded to this Agreement during the period, including 75% of 50% of the Company's Policy fees, (less cancellations and returns) plus the unearned premium reserve at the beginning of the period and less the unearned premium reserve at the end of the period.

     4. Losses incurred for the period shall mean the loss and loss expense paid by the Reinsurer (less salvages and recoveries received) on losses occurring during the period, plus loss and loss expense reserves outstanding on losses occurring during the period and plus an amount for incurred but not reported losses (IBNR) as provided by the Company.

B.   1.   Should the  ratio of  losses incurred  to premium  earned be  69.0% or higher, then the adjusted ceding commission shall be 26.0%.

     2. Should the ratio of losses incurred to premium earned be less than 69.0%, then the adjusted commission shall be determined by adding one percent (1.0%) to the ceding commission for each one percent reduction of loss ratio subject to a ceding commission of 30.0% at a loss ratio of 65.0%. Should the loss ratio be less than 65.0%, then the commission shall be further adjusted by adding seven-tenths of one percent (.70%) to the ceding commission for each one percent reduction in the loss ratio below 65.0%, subject to a maximum ceding commission of 33.5% at a loss ratio of 60.0% or less.

C. 1. Upon termination, any period of less than 12 months from inception shall be considered as an Agreement Year for purposes of this Article; any period of less than 12 months from anniversary will be considered as part of the preceding Agreement Year.

     2. Should this Agreement be terminated on a runoff basis wherein the Reinsurer is liable for losses occurring after the date of termination, then such runoff period shall be considered as part of the last Agreement Year.

D. Should the Reinsurer's participation in this Agreement increase or decrease within a multi-year adjustment period, the incremental participation percentage increase or decrease shall be treated as a separate new or terminated participation, respectively, for purposes of calculating amounts due hereunder.

                                   ARTICLE 10
DEFINITIONS
A. The term "Policy" as used in this Agreement shall mean any binder, policy, or contract of insurance or reinsurance issued, accepted or held covered provisionally or otherwise, by or through American Hallmark General Agency, Inc., Dallas, Texas for and on behalf of the Issuing Carrier.

B. The term "Agreement Year" as used in this Agreement shall mean the 12 consecutive months commencing with each July 1. In the event of termination of this Agreement at other than the anniversary date, the period from the anniversary date to the termination date will be considered as part of the last full Agreement Year. Any period following termination of this Agreement in which the Reinsurer remains liable for losses arising out of Policies in force at the date of termination will be considered as part of the concluding Agreement Year.

                                    ARTICLE 11
ORIGINAL CONDITIONS
All insurances falling under this Agreement shall be subject to the same terms, rates, conditions and waivers, and to the same modifications, alterations and cancellations as the respective Policies of the Issuing Carrier (except that in the event of the insolvency of the Company the provisions of the INSOLVENCY ARTICLE of this Agreement shall apply) and the Reinsurer shall be credited with its exact proportion of the original gross premiums received by the Company.


                                   ARTICLE 12

CURRENCY

The currency to be used for all purposes of this Agreement shall be United States of America currency.

                                   ARTICLE 13

LOSS AND UNEARNED PREMIUM RESERVE FUNDING

With respect to loss and unearned premium reserves, funding will be in accordance with the attached Loss Funding Clause No. 13-04.


                                   ARTICLE 14
TAXES

The Company will be liable for taxes (except Federal Excise Tax) on premiums reported to the Reinsurer hereunder.

Federal Excise Tax applies only to those Reinsurers, excepting Underwriters at Lloyd's, London and other Reinsurers exempt from the Federal Excise Tax, who are domiciled outside the United States of America.

The Reinsurer has agreed to allow for the purpose of paying the Federal Excise Tax 1% of the premium payable hereon to the extent such premium is subject to Federal Excise Tax.

In the event of any return of premium becoming due hereunder, the Reinsurer will deduct 1% from the amount of the return, and the Company or its agent should take steps to recover the Tax from the U.S. Government.

                                   ARTICLE 15

LOSS AND LOSS EXPENSE

Any loss settlement made by the Company, whether under strict Policy conditions or by way of compromise, shall be unconditionally binding upon the Reinsurer in proportion to its participation, and the Reinsurer shall benefit proportionally in all salvages and recoveries.

The Reinsurer shall bear its proportionate share of all expenses incurred by the Company in the investigation, adjustment, appraisal or defense of all claims under Policies reinsured hereunder (excluding, however, office expenses and salaries of officials of the Company) and shall receive its proportionate share of any recoveries of such expenses.

The Company will advise the Reinsurer by separate report, regardless of any question on liability or coverage, any claim involving the following:

1.   Fatalities.

2.   Bodily injuries involving:

     a.   Brain stem, quadriplegia, paraplegia or severe paralysis,
     b.   Serious burns,
     c.   Amputations of major limbs,
     d.   Serious impairment of vision.

3. Potential coverage disputes or bad faith situations which may give rise to a payment for Excess of Policy Limits or Extra Contractual Obligations.

4. Any claims that do not fall within these categories, but have a potential of significant liability to the Reinsurer.

                                   ARTICLE 16

EXTRA CONTRACTUAL OBLIGATIONS AND EXCESS OF POLICY LIMITS

This Agreement shall protect the Company, where the loss includes any Extra Contractual Obligations for 100% of such Extra Contractual Obligations. "Extra Contractual Obligations" are defined as those liabilities not covered under any other provision of this Agreement and which arise from handling of any claim on business covered hereunder, such liabilities arising because of, but not limited to, the following: failure by the Issuing Carrier or Company to settle within the Policy limit, or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or in the preparation or prosecution of an appeal consequent upon such action.

The date on which any Extra Contractual Obligation is incurred by the Company shall be deemed, in all circumstances, to be the date of the original loss.

In the event a loss includes an amount in excess of the Issuing Carrier's Policy limit, 100% of such amount, in excess of the Issuing Carrier's Policy limit shall be added to the amount of the Issuing Carrier's Policy limit, and the sum thereof shall be covered.

For the purpose of this Article, the word "loss" shall mean any amounts for which the Issuing Carrier would have been contractually liable to pay had it not been for the limit of the original Policy.

Notwithstanding the above, as respects any loss which includes either Extra Contractual Obligations or Excess of Policy Limits or both, the Reinsurer's limit of liability for Extra Contractual Obligations and/or Excess of Policy Limits shall be limited to $2,000,000 each loss in addition to the indemnity loss.

However, this Article shall not apply where the loss has been incurred due to the fraud of a member of the Board of Directors or a corporate officer of the Issuing Carrier or Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

                                   ARTICLE 17

ASSESSMENTS AND ASSIGNMENTS

The Reinsurer hereby assumes liability for any and all assessments and assignments imposed as a result of Policies reinsured hereunder (whether before or after the termination of the Agreement) levied or made by a guaranty fund, insolvency fund, plan, pool, association or other arrangement created by statute or regulation including, but not limited to, fees associated with the Auto Theft Prevention Pool. The Company shall account to the Reinsurer for any recovery of such assessments, or any credit allowed to and realized by the Company from the Issuing Carrier, and return to the Reinsurer its share of any recovery or credit.

                                   ARTICLE 18

DELAY, OMISSION OR ERROR

Any inadvertent delay, omission or error shall not be held to relieve either party hereto from any liability which would attach to it hereunder if such delay, omission or error had not been made, providing such delay, omission or error is rectified upon discovery.

                                   ARTICLE 19
INSPECTION

The Company shall place at the disposal of the Reinsurer at all reasonable times, and the Reinsurer shall have the right to inspect, through its authorized representatives, all books, records and papers of the Company in connection with any reinsurance hereunder or claims in connection herewith.

                                   ARTICLE 20
ARBITRATION

Any irreconcilable dispute between the parties to this Agreement will be arbitrated in Dallas, Texas in accordance with the attached Arbitration Clause No. 22-01.1.

                                   ARTICLE 21
SERVICE OF SUIT
The attached Service of Suit Clause No. 20-01.5 - U.S.A. will apply to this Agreement.

                                   ARTICLE 22
INSOLVENCY
In the event of the insolvency of the Company, the attached Insolvency Clause No. 21-01 - 1/1/86 will apply.

                                  ARTICLE 23

ENTIRE AGREEMENT
This Agreement sets forth all of the duties and obligations between the Company and the Reinsurer and supersedes any and all prior or contemporaneous or written agreements with respect to matters referred to in this Agreement. The Agreement may not be modified, amended or changed except by an agreement in writing signed by both parties.

                                   ARTICLE 24
INTERMEDIARY
Sedgwick Re, Inc. is hereby recognized as the Intermediary negotiating this Agreement for all business hereunder. All communications, including notices, premiums, return premiums, commissions, taxes, losses, loss adjustment expenses, salvages and loss settlements relating thereto shall be transmitted to the Reinsurer or the Company through Sedgwick Re, Inc., 1501 Fourth Avenue, Suite 1400, Seattle, Washington 98101. Payments by the Company to the Intermediary shall be deemed to constitute payment to the Reinsurer. Payments by the Reinsurer to the Intermediary shall be deemed only to constitute payment to the Company to the extent that such payments are actually received by the Company.

                                   ARTICLE 25
                PARTICIPATION:QUOTA SHARE RETROCESSION AGREEMENT
                            EFFECTIVE:  July 1, 1996

This Agreement obligates the Reinsurer for _______% of the interests and liabilities set forth under this Agreement.

The participation of the Reinsurer in the interests and liabilities of this Agreement shall be separate and apart from the participations of other reinsurers and shall not be joint with those of other reinsurers, and the Reinsurer shall in no event participate in the interests and liabilities of other reinsurers.

IN WITNESS WHEREOF, the parties hereto, by their authorized representatives, have executed this Agreement as of the following dates:


     Dorinco Reinsurance Company                  25.00%
     Kemper Reinsurance Company                   50.00%
     Skandia America Reinsurance Corporation      25.00%

                                                  100.00%

Upon completion of Reinsurers' signing, fully executed signature pages will be forwarded to you for the completion of your file.

and in Dallas, Texas, this 28th day of June, 1996.

     AMERICAN HALLMARK INSURANCE COMPANY OF TEXAS


     By_________________________________________
     (signature)

     ___________________________________________
     (name)

     ___________________________________________
     (title)


                       QUOTA SHARE RETROCESSION AGREEMENT

                                    issued to

                  AMERICAN HALLMARK INSURANCE COMPANY OF TEXAS